UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 28, 2013

Reading International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	1-8625	95-3885184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Center Drive, Suite 900, Los Angeles, California		90045
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (213) 235-2240

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 28, 2013, Reading International, Inc. (we,” “our,” “us” and the “Company”) announced that the Board of Directors has appointed Mr. James J. Cotter, Jr. to serve as our President, beginning June 1, 2013. The Company also announced in the press release the resignation of Mr. John Hunter as Chief Operating Officer, such resignation to be effective as of the close of business on June 3, 2013. A copy of our press release is attached as Exhibit 99.1 to this current report and incorporated herein by reference.

Our separation agreement with Mr. Hunter, dated May 28, 2013,  sets out the mechanics for the payment of his vested pension benefit of $400,000, and includes Mr. Hunter’s agreement (in consideration of our agreement to pay him $200,000) to provide services to us as a consultant to assist in work transition matters through July 31, 2013.

Item 9.01.  Financial Statements and Exhibits

(d)            Exhibits

We are filing as part of this report the exhibit listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

READING INTERNATIONAL, INC.

Date: May 31, 2013	By:	/s/ Andrzej Matyczynski
	Name:	Andrzej Matyczynski
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Reading International, Inc. press release dated May 28, 2013.